Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS FIRST QUARTER FISCAL 2027 FINANCIAL RESULTS

RENO, Nev. (August 5, 2026)—U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to common shareholders for its first quarter ended June 30, 2026, of $122.9 million, compared with net earnings of $142.3 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $0.63 for the first quarter of fiscal 2027 compared to $0.73 for the same period in fiscal 2026.

“The pickup and van resale market is tepid, yet we produced a gain on sale this quarter after several quarters of losses. Our U-Haul truck resale team is thoughtfully gaining ground,” stated Joe Shoen, chairman of U-Haul Holding Company. “The pace of storage unit rent up is increasing and rates are holding. More improvement is needed as we are still completing new storage units faster than we are filling them. We are successfully expanding our U-Haul independent dealer teams. This is a bright spot which will help drive U-Move transactions and fleet utilization.”

Highlights of First Quarter Fiscal 2027 Results

•
Moving and Storage earnings from operations, before consolidation of the equity in earnings of the insurance subsidiaries, decreased $8.1 million to $234.8 million compared to the first quarter of fiscal 2026.
o
Fleet depreciation expense increased $13.5 million for the first quarter and real estate related depreciation expense increased $5.1 million for the quarter, all compared with the first quarter of fiscal 2026, while net losses from the disposal of retired rental equipment decreased $24.0 million to a net gain of $1.9 million for the first quarter, all compared with the first quarter of fiscal 2026.
•
Moving and Storage earnings before interest, taxes, depreciation and amortization adjusted (EBITDA) decreased $8.5 million to $536.7 million compared to the first quarter of fiscal 2026 and for the trailing twelve months for June 30, 2026 decreased $13.0 million to $1,637.3 million compared to the trailing twelve months for June 30, 2025.
•
Self-storage revenues increased $15.9 million, or 6.8% versus the first quarter of fiscal year 2026.
o
Same store occupancy decreased 4.5% to 88.3%, revenue per foot increased 7.6%, and the number of locations qualifying for the pool increased by 71.
o
During the first quarter of fiscal 2027, we added 18 new locations with storage and 1.1 million net rentable square feet (NRSF).
o
We have approximately 12 million NRSF in development or pending.
•
Self-moving equipment rental revenues increased $29.3 million, or 2.8% versus first quarter of fiscal year 2026. Transactions and revenue increased for both our In-Town and One-Way markets compared to the first quarter of fiscal 2026. Compared to the same period last year, we increased the number of Company operated retail locations and independent dealers, along with the number of box trucks in the rental fleet.

•
Other revenue for Moving and Storage increased $1.8 million or 1.2% versus the first quarter of fiscal 2026 due to growth of our U-Box product offering. We continue to expand our breadth and reach of this program through additional warehouse space, moving and storage containers and delivery equipment.
•
Fleet maintenance and repair costs experienced a $4.1 million increase, compared with the first quarter of fiscal 2026.
•
Cash and credit availability at the Moving and Storage segment was $1,348.6 million as of June 30, 2026 compared with $1,479.4 million as of March 31, 2026.
•
During the first quarter of fiscal 2027, we repurchased 248,368 shares of our Voting common stock at a cost of $15.6 million and 584,278 shares of our Non-Voting common stock at a cost of $32.4 million.
•
On June 3, 2026, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on June 15, 2026. The dividend was paid on June 26, 2026.
•
We are holding our 20th Annual Virtual Analyst and Investor meeting on Thursday, August 20, 2026 at 11 a.m. Arizona Time (2 p.m. Eastern). This is an opportunity to interact directly with Company representatives through a live video webcast at investors.uhaul.com. A brief presentation by the Company will be followed by a question-and-answer session.
•
Our latest Supplemental financial information is available at investors.uhaul.com.

U-Haul Holding Company will hold its investor call for the first quarter of fiscal 2027 on Thursday, August 6, 2026, at 8 a.m. Arizona Time (11 a.m. Eastern). The call will be broadcast live over the Internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of more than 25,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 207,600 trucks, 136,500 trailers and 43,200 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,147,300 rentable storage units and 100.3 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-Q for the quarter ended June 30, 2026, which is on file with the SEC.

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Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the first quarter of fiscal 2027 and 2026.

	Quarter Ended June 30,
	2026	2025
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$1,087,578	$1,058,273
Self-storage revenues	250,172	234,237
Self-moving and self-storage products and service sales	99,240	98,188
Property management fees	9,565	9,582
Life insurance premiums	18,066	19,169
Property and casualty insurance premiums	24,251	21,738
Net investment and interest income	37,368	35,211
Other revenue	155,787	154,072
Consolidated revenue	$1,682,027	$1,630,470

Listed below are revenues and earnings from operations at each of our operating segments for the first quarters of fiscal 2027 and 2026.

	Quarter Ended June 30,
	2026	2025
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,601,949	$1,553,859
Earnings from operations before equity in earnings of subsidiaries	234,814	242,878
Property and casualty insurance
Revenues	31,223	29,721
Earnings from operations	12,216	11,888
Life insurance
Revenues	51,476	50,094
Earnings (losses) from operations	3,593	2,676
Eliminations
Revenues	(2,621)	(3,204)
Earnings from operations before equity in earnings of subsidiaries	(27)	(28)
Consolidated Results
Revenues	1,682,027	1,630,470
Earnings from operations	250,596	257,414

Moving and Storage
Debt Metrics
(In thousands, unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Real estate secured debt	$3,196,940	$3,204,208	$3,096,564	$3,002,344	$2,727,545
Unsecured debt	1,700,000	1,700,000	1,700,000	1,700,000	1,700,000
Fleet secured debt	3,187,699	3,157,364	3,196,817	2,965,804	2,792,015
Other secured debt	62,245	63,377	64,798	64,357	65,570
Total debt	8,146,884	8,124,949	8,058,179	7,732,505	7,285,130

Cash and cash equivalents	$883,630	$1,014,382	$1,010,011	$910,969	$726,069
Total assets	18,885,168	18,687,591	18,717,342	18,460,371	17,858,535
Adjusted EBITDA (TTM)	1,637,311	1,645,859	1,640,173	1,681,900	1,650,277

Net debt to adjusted EBITDA	4.4	4.3	4.3	4.1	4.0
Net debt to total assets	38.5%	38.0%	37.7%	37.0%	36.7%

Percent of debt floating	8.4%	6.7%	6.8%	7.1%	6.1%
Percent of debt fixed	91.6%	93.3%	93.2%	92.9%	93.9%
Percent of debt unsecured	20.9%	20.9%	21.1%	22.0%	23.3%

Unencumbered asset ratio*	4.08x	3.98x	4.01x	3.96x	3.86x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x

The components of depreciation, net of gains on disposals are as follows:

	Quarter Ended June 30,
	2026	2025
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$221,704	$208,212
Depreciation expense - non rental equipment	22,555	24,019
Depreciation expense - real estate	56,377	49,845
Total depreciation expense	$300,636	$282,076

Net (gains) losses on disposals of rental equipment	(1,893)	22,125
Net (gains) losses on disposals of non-rental equipment	97	(192)
Total net (gains) losses on disposals equipment	$(1,796)	$21,933

Depreciation, net of (gains) losses on disposals	$298,840	$304,009

Net (gains) losses on disposals of real estate	$3,068	$(1,617)

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Quarter Ended June 30,
	2026	2025
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of June 30	867	813
Square footage as of June 30	74,742	69,560
Average monthly number of units occupied	628	632
Average monthly occupancy rate based on unit count	72.9%	78.1%
End of June occupancy rate based on unit count	73.9%	78.8%
Average monthly square footage occupied	55,937	55,399

Self-Storage Portfolio Summary
As of June 30, 2026
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	102	37,612	4,937,884	$16.22	68.1%
Florida	93	34,775	4,282,690	$19.53	69.0%
California	90	35,348	3,385,898	$22.90	80.3%
Illinois	86	41,257	4,517,046	$17.35	76.3%
Pennsylvania	76	29,717	3,255,737	$18.81	71.4%
Ohio	68	26,866	3,152,368	$15.74	72.8%
New York	67	29,656	2,744,132	$24.34	80.4%
Michigan	61	20,872	2,399,534	$16.82	77.0%
Georgia	57	21,849	2,869,994	$17.07	71.1%
Arizona	53	24,281	3,258,082	$17.13	66.5%
Wisconsin	44	17,232	2,079,153	$14.73	72.0%
Missouri	43	15,343	2,043,099	$14.90	65.8%
North Carolina	42	17,893	2,270,695	$16.26	65.5%
Washington	39	14,483	1,672,602	$18.40	71.0%
Tennessee	38	15,302	1,708,974	$15.83	79.7%
Minnesota	35	14,130	1,773,948	$14.52	71.8%
New Jersey	34	16,290	1,593,010	$21.75	79.6%
Indiana	34	11,215	1,190,289	$14.95	82.0%
Ontario	33	12,779	1,448,676	$24.11	69.2%
Alabama	32	8,672	1,312,958	$14.15	56.6%

Top 20 Totals	1,127	445,572	51,896,768	$18.00	72.4%

All Others	515	195,004	22,845,007	$17.87	73.9%

1Q 2027 Totals	1,642	640,576	74,741,775	$17.96	72.9%

Same Store 1Q27	973	370,663	35,677,662	$18.82	88.3%
Same Store 1Q26	973	390,032	35,651,823	$17.49	92.8%
Same Store 1Q25	973	393,297	35,632,735	$17.04	92.9%

Non-Same Store 1Q27	669	269,913	39,064,113	$16.78	58.6%
Non-Same Store 1Q26	600	250,821	33,908,110	$15.97	62.5%
Non-Same Store 1Q25	520	212,004	27,953,187	$16.03	63.4%

Same Store Pool Held Constant for Prior Periods
Same Store 1Q27	973	370,663	35,677,662	$18.82	88.3%
Same Store 1Q26	902	390,032	30,412,656	$17.44	92.8%
Same Store 1Q25	879	393,297	28,263,627	$17.05	93.9%

Non-Same Store 1Q27	669	269,913	39,064,113	$16.78	58.6%
Non-Same Store 1Q26	671	309,884	39,147,277	$16.31	66.7%
Non-Same Store 1Q25	614	294,476	35,322,294	$16.28	69.0%

Note: Store Count, Units, and NRSF figures reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over the trailing twelve months ending June 2026.
Same store includes storage locations with rentable storage inventory for more than three years and a capacity change of less than twenty units for any year-over-year period of the reporting month.
The locations have occupancy each month during the last three years and have achieved 80% or greater occupancy for the last two years
Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2026	2026
	(Unaudited)
	(In thousands)
ASSETS
Cash and cash equivalents	$1,097,336	$1,120,147
Trade receivables and reinsurance recoverables, net	190,912	159,768
Inventories and parts	180,325	178,155
Prepaid expenses	137,688	191,671
Fixed maturity securities available-for-sale, net, at fair value	2,321,038	2,417,912
Equity securities, at fair value	14,724	14,976
Investments, other	655,316	706,314
Deferred policy acquisition costs, net	110,550	112,852
Other assets	146,498	127,202
Right of use assets - operating, net	38,833	40,188
Related party assets	44,141	53,159

Property, plant and equipment, at cost:
Land	1,866,794	1,865,369
Buildings and improvements	10,727,955	10,542,945
Furniture and equipment	1,087,938	1,074,032
Rental trailers and other rental equipment	1,239,808	1,206,253
Rental trucks	8,876,256	8,554,508
	23,798,751	23,243,107
Less: Accumulated depreciation	(7,074,624)	(6,862,662)
Total property, plant and equipment, net	16,724,127	16,380,445
Total assets	$21,661,488	$21,502,789
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$909,147	$850,294
Notes, loans and finance liabilities payable, net	8,105,429	8,083,374
Operating lease liabilities	39,577	40,957
Policy benefits and losses, claims and loss expenses payable	947,870	939,874
Liabilities from investment contracts	2,335,870	2,357,545
Other policyholders' funds and liabilities	2,451	2,899
Deferred income	69,269	56,614
Deferred income taxes, net	1,592,072	1,559,581
Total liabilities	14,001,685	13,891,138

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(181,094)	(163,640)
Retained earnings	8,093,836	7,979,720
Cost of common stock in treasury, net	(541,383)	(525,653)
Cost of Series N non-voting common stock in treasury, net	(32,780)	-
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,659,803	7,611,651
Total liabilities and stockholders' equity	$21,661,488	$21,502,789

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended June 30,
	2026	2025
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$1,087,578	$1,058,273
Self-storage revenues	250,172	234,237
Self-moving and self-storage products and service sales	99,240	98,188
Property management fees	9,565	9,582
Life insurance premiums	18,066	19,169
Property and casualty insurance premiums	24,251	21,738
Net investment and interest income	37,368	35,211
Other revenue	155,787	154,072
Total revenues	1,682,027	1,630,470

Costs and expenses:
Operating expenses	886,990	826,749
Commission expenses	120,272	116,737
Cost of product sales	71,754	72,205
Benefits and losses	42,137	45,182
Amortization of deferred policy acquisition costs	4,874	4,917
Lease expense	3,496	4,874
Depreciation, net of (gains) losses on disposals	298,840	304,009
Net (gains) losses on disposal of real estate	3,068	(1,617)
Total costs and expenses	1,431,431	1,373,056

Earnings from operations	250,596	257,414
Other components of net periodic benefit costs	(357)	(346)
Other interest income	9,391	10,669
Interest expense	(97,912)	(82,330)
Fees on early extinguishment of debt and costs of defeasance	(31)	(26)
Pretax earnings	161,687	185,381
Income tax expense	(38,758)	(43,050)
Earnings available to common stockholders	$122,929	$142,331
Basic and diluted earnings per share of Common Stock	$0.58	$0.68
Weighted average shares outstanding of Common Stock: Basic and diluted	19,545,696	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	$0.63	$0.73
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,324,023	176,470,092

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share is calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share is added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process is used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters ended June 30, 2026 and 2025 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	June 30,
	2026	2025
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,545,696	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	195,869,719	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$122,929	$142,331
Voting Common Stock dividends declared	–	–
Non-Voting Common Stock dividends declared	(8,813)	(8,824)
Undistributed earnings available to common stockholders	$114,116	$133,507
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$11,412	$13,351

Undistributed earnings per share of Voting Common Stock	$0.58	$0.68
Dividends declared per share of Voting Common Stock	$–	$–
Basic and diluted earnings per share of Voting Common Stock	$0.58	$0.68

Weighted average shares outstanding of Non-Voting Common Stock	176,324,023	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	195,869,719	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$122,929	$142,331
Voting Common Stock dividends declared	–	–
Non-Voting Common Stock dividends declared	(8,813)	(8,824)
Undistributed earnings available to common stockholders	$114,116	$133,507
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$102,704	$120,156

Undistributed earnings per share of Non-Voting Common Stock	$0.58	$0.68
Dividends declared per share of Non-Voting Common Stock	$0.05	$0.05
Basic and diluted earnings per share of Non-Voting Common Stock	$0.63	$0.73

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures adjusted EBITDA. The Company believes that these widely accepted measures of operating profitability enhance the transparency of its disclosures, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to ongoing core business operations, and improve the period-to-period comparability of those results. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The non-GAAP measure reported is adjusted EBITDA. The table below presents the reconciliation of the trailing twelve months adjusted EBITDA measures to its most directly comparable GAAP measures.

Moving and Storage EBITDA Calculations
(In thousands, unaudited)	Trailing Twelve Months
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

Net earnings available to common stockholders	$63,726	$83,128	$128,622	$232,756	$314,004
Income tax expense	5,661	10,341	11,714	48,448	76,156
Fees on early extinguishment of debt and costs of defeasance	1,113	1,108	189	26	26
Interest expense	380,449	364,868	348,914	330,192	311,609
Other interest income	(46,295)	(47,597)	(40,881)	(45,759)	(51,899)
Other components of net periodic benefit costs	1,394	1,383	1,409	1,435	1,462
Net losses on disposal of real estate	13,296	8,611	11,915	12,577	11,037
Depreciation, net of gains on disposals	1,281,852	1,287,021	1,238,114	1,158,986	1,045,648
Elimination of net earnings from insurance subsidiaries	(63,885)	(63,004)	(59,823)	(56,761)	(57,766)
Adjusted EBITDA	$1,637,311	$1,645,859	$1,640,173	$1,681,900	$1,650,277

Moving and Storage EBITDA Calculations
(In thousands, unaudited)	Quarters Ended
	June 30,	June 30,
	2026	2025

Net earnings available to common stockholders	$122,929	$142,331
Income tax expense	35,406	40,086
Fees on early extinguishment of debt and costs of defeasance	31	26
Interest expense	97,939	82,358
Other interest income	(9,463)	(10,765)
Other components of net periodic benefit costs	357	346
Net losses on disposal of real estate	3,068	(1,617)
Depreciation, net of gains on disposals	298,840	304,009
Elimination of net earnings from insurance subsidiaries	(12,385)	(11,504)
Adjusted EBITDA	$536,722	$545,270

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